Exhibit 99.1

Contacts:
Stephanie Diaz (Investors)	Tim Brons (Media)
Vida Strategic Partners	Vida Strategic Partners
415-675-7401	415-675-7402
sdiaz@vidasp.com	tbrons@vidasp.com

Avid Bioservices Reports Financial Results for Fourth Quarter and Fiscal Year Ended April 30, 2023

-- Fourth Quarter and Full Year Revenue of $39.8 Million and $149.3 Million, Respectively, Both Represent a Record-High Achievement --

-- Signed $55 Million in Net New Business Orders Resulting in a Record-High Backlog of $191 Million --

-- Mammalian Cell Manufacturing and Process Development Facility Expansions Currently Online and Active, Adding Approximately $120 Million of Annual Revenue Generating Capacity --

-- Cell and Gene Therapy Facility Expansion Remains on Schedule; Expected to be Online by End of Calendar Q3 2023 --

-- FY 2024 Revenue Guidance of Between $145 Million and $165 Million --

TUSTIN, Calif., June 21, 2023 -- Avid Bioservices, Inc. (NASDAQ:CDMO), a dedicated biologics contract development and manufacturing organization (CDMO) working to improve patient lives by providing high quality development and manufacturing services to biotechnology and pharmaceutical companies, today announced financial results for the fourth quarter and full fiscal year ended April 30, 2023.

Highlights from the Quarter Ended April 30, 2023, and Other Events:

"Fiscal 2023 was a record-setting year, with Avid recording its highest single quarter revenue, its highest annual revenue, and ending the year with its largest backlog to-date,” stated Nick Green, president and CEO.

“Our business development team continues to execute, generating net fourth quarter bookings of $55 million, and as a result, we ended fiscal 2023 with a new record-high backlog of $191 million.

“In operations, our mammalian cell manufacturing and process development facility expansions are now in full operation and we are actively working on customer projects. We continue to make progress with our cell and gene therapy facility (“CGT Facility”) and remain on schedule to bring this online later this calendar year.

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“We are pleased to begin fiscal 2024 with a strong backlog and a mature pipeline. Having said that, we acknowledge today’s challenging macro-economic conditions and their impact on the biotech sector. Accordingly, we feel compelled to broaden our revenue guidance for fiscal year 2024 to between $145 million to $165 million. We do note, however, that the industry’s focus on late-phase and commercial projects should benefit Avid’s long-term growth prospects, as we are one of a small number of biotech CDMOs with extensive experience manufacturing approved biologics. This is evidenced by the contribution made to our backlog by late phase projects (defined as Phase III and PPQ campaigns) increasing by 34% in fiscal 2023 over the prior fiscal year.”

Financial Highlights and Guidance

•	The company is providing revenue guidance for fiscal year 2024 of between $145 million and $165 million.

•	Revenues for the fourth quarter of fiscal 2023 were $39.8 million, representing a 28% increase compared to $31.2 million recorded in the prior year period. For the 2023 full fiscal year, revenues were $149.3 million, a 25% increase compared to $119.6 million in the prior year period. For both the quarter and the fiscal year, the increase in revenues can primarily be attributed to increases in manufacturing runs and process development services provided to new customers.

•	As of April 30, 2023, the company’s revenue backlog was $191 million, representing an increase of 25% compared to $153 million at the end of the fourth quarter of fiscal 2022. The company expects a growing portion of the backlog will extend beyond a year.

•	Gross margin for the fourth quarter of fiscal 2023 was 21%, and in-line as compared to a gross margin of 22% for the fourth quarter of fiscal 2022. Gross margin for the 2023 full fiscal year was 21%, compared to a gross margin of 31% for the same period during fiscal 2022. During the three and twelve months ended April 30, 2023, as compared with the same prior year periods, our labor, overhead, and depreciation expenses increased primarily due to the hiring of personnel and additional facility, equipment and related costs ahead of our mammalian and cell and gene therapy CGMP facility expansions. This decrease in margin was partially offset by a current year period benefit to margin from revenue associated with a change in variable consideration under a contract where uncertainties have been resolved. In addition, the same period in the prior year included a margin benefit from unutilized capacity fees. Excluding these factors, our fourth quarter and fiscal year adjusted gross margin would have been six percentage points and three percentage points higher, respectively, than the adjusted gross margin would have been in the same prior year periods.

•	Selling, general and administrative (“SG&A”) expenses for the fourth quarter of fiscal 2023 were $7.6 million, an increase of 29% compared to $5.9 million recorded for the fourth quarter of fiscal 2022. SG&A expenses for 2023 full fiscal year were $27.9 million, an increase of 32% as compared to $21.2 million recorded in the same prior year period. The increases in SG&A for both the fourth quarter and full fiscal year were primarily due to increases in compensation and benefits, legal, accounting, and other professional expenses.

•	During the fourth quarter of fiscal 2022, Avid recorded a non-cash income tax benefit of $115 million, or $1.63 per diluted share, due to release of the company’s valuation allowance recorded against the company's deferred tax assets (“DTAs”). The company previously maintained a valuation allowance on its DTAs until there was sufficient evidence to support the reversal of all or some portion of those allowances. During the prior year fourth quarter, the company determined that it was more-likely-than-not that its DTAs would be realized and released the valuation allowance related to federal and state DTAs as of April 30, 2022.

For the fourth quarter of fiscal 2023, the company recorded a net loss of approximately $0.3 million or $0.00 per basic and diluted share, as compared to net income of $115.6 million or $1.87 per basic and $1.65 per diluted share, for the fourth quarter of fiscal 2022. For the 2023 full fiscal year, the company recorded net income of approximately $0.6 million or $0.01 per basic and diluted share, as compared to net income of $127.7 million or $2.08 per basic and $1.84 per diluted share, respectively, during the same prior year period.

•	Avid reported $38.5 million in cash and cash equivalents as of April 30, 2023, compared to $126.2 million as of April 30, 2022.

More detailed financial information and analysis may be found in Avid Bioservices’ Annual Report on Form 10-K, which will be filed with the Securities and Exchange Commission today.

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Recent Corporate Developments

•	The company’s commercial team signed multiple new orders during the fourth quarter, totaling approximately $55 million net. These orders are with new and existing customers, and span all areas of the business, from process development to commercial manufacturing.

•	During fiscal 2023, the company completed and opened each of its mammalian expansion projects in the same quarter as backlog equaled or exceeded prior capacity. As a result, the company transitioned to a fully disposable platform with more than 20,000 liters of state-of-the-art capacity. The company’s remaining expansion project is the build-out of its new CGT Facility, which will support early-stage development through commercial manufacturing. The company has already launched analytical and process development capabilities at this facility and remains on track to launch the CGMP manufacturing suites by the end of the third quarter of calendar 2023.

•	As previously reported, on March 14, 2023, the company entered into a credit agreement (the “Credit Agreement”) with certain guarantors, certain lenders and Bank of America, N.A., as administrative agent and letter of credit issuer. The Credit Agreement provides for a revolving credit facility (the “Credit Facility”) in an amount equal to the lesser of (i) $50 million, and (ii) a borrowing base calculated as the sum of (a) 80% of the value of certain eligible accounts of the company, plus (b) up to 100% of the value of eligible cash collateral. The Credit Facility will mature on March 13, 2024 and is secured by substantially all the assets of the company. Loans under the Credit Facility will bear interest on the outstanding principal, at either (1) a term secured overnight financing rate (“SOFR”) for a specified interest period plus a SOFR adjustment (equal to 0.10%) plus a margin of 1.40% or (2) base rate plus a margin of 0.40% at the option of the company. Should the company obtain any loans under the Credit Facility, the proceeds are expected to be used for general corporate purposes.

Statement Regarding Use of Non-GAAP Financial Measures

The company uses certain non-GAAP financial measures such as non-GAAP adjusted net income, free cash flow, as well as adjusted EBITDA. The company uses these non-GAAP financial measures for financial and operational decision making and as a means to evaluate period-to-period comparisons. The company believes that they provide useful information about operating results, enhance the overall understanding of our operating performance and future prospects, and allow for greater transparency with respect to key metrics used by management in our financial and operational decision making. These non-GAAP financial measures exclude amounts that the company does not consider part of ongoing operating results when planning and forecasting and when assessing the performance of the organization and our senior management. The company computes non-GAAP financial measures primarily using the same consistent method from quarter to quarter and year to year, and may consider whether other significant items that arise in the future should be excluded from our non-GAAP financial measures.

The company reports non-GAAP financial measures in addition to, and not as a substitute for, or superior to, measures of financial performance prepared in accordance with U.S. generally accepted accounting principles (GAAP). These non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles, differ from GAAP measures with the same names, and may differ from non-GAAP financial measures with the same or similar names that are used by other companies. The company believes that non-GAAP financial measures should only be used to evaluate our results of operations in conjunction with the corresponding GAAP financial measures and encourages investors to carefully consider our results under GAAP, as well as the supplemental non-GAAP information and the reconciliations between these presentations, to more fully understand our business.

Non-GAAP net income (loss) excludes stock-based compensation; business transition and related costs including corporate initiatives into new business activities such as initial start-up costs related to our expansion into viral vectors for the cell and gene therapy sector of the market, and severance and related expenses; non-cash interest expense on debt; and other income or expense items and is adjusted for income taxes. Adjusted EBITDA excludes non-cash operating charges for stock-based compensation, depreciation, and amortization as well as non-operating items such as interest income, interest expense, and income tax expense or benefit and is adjusted for income taxes. For the reasons explained above, adjusted EBITDA also excludes certain business transition and related costs. The company also uses measures such as free cash flow, which represents cash flow from operations less cash used in the acquisition and disposition of capital.

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Additionally, non-GAAP net income (loss) and adjusted EBITDA are key components of the financial metrics utilized by the company’s compensation committee to measure, in part, management’s performance and determine significant elements of management’s compensation. The company encourages investors to carefully consider its results under GAAP, as well as its supplemental non-GAAP information and the reconciliation between these presentations, to more fully understand its business. Reconciliations between GAAP and non-GAAP financial measures included at the end of this press release.

Webcast

Avid will host a webcast this afternoon, June 21, 2023, at 4:30 PM EDT (1:30 PM PDT).

To listen to the live webcast, or access the archived webcast, please visit: https://ir.avidbio.com/investor-events.

About Avid Bioservices, Inc.

Avid Bioservices (NASDAQ:CDMO), an S&P SmallCap 600 company, is a dedicated contract development and manufacturing organization (CDMO) focused on development and CGMP manufacturing of biologics. The company provides a comprehensive range of process development, CGMP clinical and commercial manufacturing services for the biotechnology and biopharmaceutical industries. With 30 years of experience producing biologics, Avid's services include CGMP clinical and commercial drug substance manufacturing, bulk packaging, release and stability testing and regulatory submissions support. For early-stage programs the company provides a variety of process development activities, including cell line development, upstream and downstream development and optimization, analytical methods development, testing and characterization. The scope of our services ranges from standalone process development projects to full development and manufacturing programs through commercialization. www.avidbio.com.

Forward-Looking Statements

Statements in this press release, which are not purely historical, including statements regarding Avid Bioservices' intentions, hopes, beliefs, expectations, representations, projections, plans or predictions of the future, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The forward-looking statements involve risks and uncertainties including, but not limited to, the risk the company may experience delays in engaging new customers, the risk that the company may not be successful in executing customers projects, the risk that changing economic conditions may delay or otherwise adversely impact the realization of the company’s backlog, the risk that the company may experience technical difficulties in completing customer projects due to unanticipated equipment and/or manufacturing facility issues which could result in projects being terminated or delay delivery of products to customers, revenue recognition and receipt of payment or result in the loss of the customer, the risk that one or more existing customers terminates its contract prior to completion or reduces or delays its demand for development or manufacturing services which could adversely affect guided fiscal 2024 revenues, the risk that the completion of the cell and gene therapy facility may be delayed, may cost more than anticipated or may not increase revenue generating capacity by the amounts contemplated, the risk that expanding into a new biologics manufacturing segment may distract senior management’s focus on the company’s existing operations, the risk that the company may experience delays in hiring qualified individuals into the cell and gene therapy business, the risk that the company may experience delays in engaging initial customers for the cell and gene therapy business, and the risk that the cell and gene therapy business may not become profitable for several years, if ever. Our business could be affected by a number of other factors, including the risk factors listed from time to time in our reports filed with the Securities and Exchange Commission including, but not limited to, our annual report on Form 10-K for the fiscal year ended April 30, 2023, as well as any updates to these risk factors filed from time to time in our other filings with the Securities and Exchange Commission. We caution investors not to place undue reliance on the forward-looking statements contained in this press release, and we disclaim any obligation, and do not undertake, to update or revise any forward-looking statements in this press release except as may be required by law.

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avid bioservices, INC.

CONSOLIDATED STATEMENTS OF INCOME and comprehensive INCOME (Loss)

(In thousands, except per share information)

	Three Months Ended April 30,		Twelve Months Ended April 30,
	2023	2022	2023	2022

Revenues	$39,799	$31,226	$149,266	$119,597
Cost of revenues	31,408	24,242	117,786	82,949
Gross profit	8,391	6,984	31,480	36,648

Operating expenses:
Selling, general and administrative	7,559	5,915	27,879	21,226
Total operating expenses	7,559	5,915	27,879	21,226

Operating income	832	1,069	3,601	15,422
Interest expense	(759)	(555)	(2,600)	(2,680)
Other income (expense), net	375	73	1,002	(81)
Net income before income taxes	448	587	2,003	12,661
Income tax (expense) benefit	(757)	115,011	(1,443)	115,011
Net income (loss)	$(309)	$115,598	$560	$127,672
Comprehensive income (loss)	$(309)	$115,598	$560	$127,672

Net income (loss) per share:
Basic	$(0.00)	$1.87	$0.01	$2.08
Diluted	$(0.00)	$1.65	$0.01	$1.84

Weighted average common shares outstanding:
Basic	62,587	61,761	62,268	61,484
Diluted	62,587	70,394	63,782	70,474

- Continued -

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avid bioservices, INC.

CONSOLIDATED BALANCE SHEETS

(In thousands, except par value)

	April 30, 2023	April 30, 2022
ASSETS
Current assets:
Cash and cash equivalents	$38,542	$126,166
Accounts receivable, net	18,298	20,547
Contract assets	9,609	5,369
Inventory	43,908	26,062
Prepaid expenses and other current assets	2,094	1,879
Total current assets	112,451	180,023
Property and equipment, net	177,369	92,955
Operating lease right-of-use assets	42,772	36,806
Deferred tax assets	113,639	115,082
Other assets	4,473	4,627
Restricted cash	350	350
Total assets	$451,054	$429,843
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$24,593	$9,504
Accrued compensation and benefits	8,780	8,418
Contract liabilities	37,352	53,798
Current portion of operating lease liabilities	1,358	2,969
Other current liabilities	1,626	1,072
Total current liabilities	73,709	75,761
Convertible senior notes, net	140,623	139,577
Operating lease liabilities, less current portion	45,690	37,886
Finance lease liabilities, less current portion	1,562	2,093
Total liabilities	261,584	255,317

Commitments and contingencies

Stockholders’ equity:
Preferred stock, $0.001 par value; 5,000 shares authorized; no shares issued and outstanding at respective dates	–	–
Common stock, $0.001 par value; 150,000 shares authorized; 62,692 and 61,807 shares issued and outstanding at respective dates	63	62
Additional paid-in capital	620,224	605,841
Accumulated deficit	(430,817)	(431,377)
Total stockholders’ equity	189,470	174,526
Total liabilities and stockholders’ equity	$451,054	$429,843

- Continued -

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avid bioservices, INC.

ITEMIZED RECONCILIATION BETWEEN GAAP AND NON-GAAP FINANCIAL MEASURES

(Unaudited) (In thousands)

	Three Months Ended April 30,		Twelve Months Ended April 30,
	2023	2022	2023	2022

GAAP net income (loss)	$(309)	$115,598	$560	$127,672
Stock-based compensation	3,551	2,028	10,978	7,380
Business transition and related costs	–	1,376	–	3,147
Non-cash interest expense	264	264	1,046	1,030
Income tax effect of adjustments	(653)	(115,011)	(2,470)	(115,011)
Adjusted net income	$2,853	$4,255	$10,114	$24,218

GAAP net income (loss)	$(309)	$115,598	$560	$127,672
Interest expense, net	382	486	1,514	2,380
Income tax expense (benefit)	757	(115,011)	1,443	(115,011)
Depreciation and amortization	1,884	1,420	7,210	4,480
Stock-based compensation	3,551	2,028	10,978	7,380
Business transition and related costs	–	1,376	–	3,147
Adjusted EBITDA	$6,265	$5,897	$21,705	$30,048

GAAP net cash (used in) provided by operating activities	$2,799	$612	$(12,887)	$9,465
Purchase of property and equipment	(24,877)	(24,566)	(77,638)	(56,411)
Free cash flow	$(22,078)	$(23,954)	$(90,525)	$(46,946)

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